Exhibit 10.24

DOUBLEVERIFY HOLDINGS, INC.

COMMON STOCK PURCHASE AGREEMENT

April 9, 2021

i

6.	Termination		7

7.	Miscellaneous		7

	7.1	Publicity	7
	7.2	Survival of Warranties	7
	7.3	Successors and Assigns	7
	7.4	Governing Law	8
	7.5	Waiver of Trial by Jury	8
	7.6	Counterparts	8
	7.7	Notices	8
	7.8	Brokers or Finders	9
	7.9	Amendments and Waivers	9
	7.10	Severability	9
	7.11	Entire Agreement	10
	7.12	Specific Performance	10

ii

DOUBLEVERIFY HOLDINGS, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of April 9, 2021, by and between DoubleVerify Holdings, Inc., a Delaware corporation (the “Company”), and Tiger Global Investments, L.P. (the “Investor”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                      Purchase and Sale of Stock.

1.1                               Sale and Issuance of Common Stock.

(a)                                 Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company, and the Company agrees to sell and issue to the Investor, the Shares (as defined below) at a price per share equal to the per share initial public offering price (before underwriting discounts and expenses) in the Qualified IPO (as defined below) (the “IPO Price”).  “Shares” shall mean the number of shares of Common Stock of the Company (the “Common Stock”), equal to $30 million divided by the IPO Price, rounded down to the nearest whole share (with the total purchase price correspondingly reduced for such fractional share amount). “Qualified IPO” shall mean the issuance and sale of shares of Common Stock by the Company or the sale of shares of Common Stock by certain existing stockholders of the Company (collectively, the “Selling Stockholders”), pursuant to an Underwriting Agreement to be entered into by and among the Company, the Selling Stockholders and certain underwriters (the “Underwriters”), in connection with the Company’s initial public offering pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-254380) (the “Registration Statement”) and/or any related registration statements (the “Underwriting Agreement”).

(b)                                 All references to numbers of shares and prices per share in this Agreement shall be appropriately adjusted to reflect any stock dividend, stock split, reverse stock split, combination or other recapitalization or reclassification of shares by the Company occurring after the date of this Agreement and prior to the determination of the IPO Price.

1.2                               Closing.  The purchase and sale of the Shares shall take place remotely via the exchange of documents and signature pages at the time immediately subsequent to the closing of the Qualified IPO (which time and place are designated as the “Closing”), subject to the satisfaction or waiver of all the conditions set forth in Sections 4 and 5 hereof.  At the Closing, the Investor shall make payment of the purchase price for the Shares by wire transfer in immediately available funds to the account specified by the Company against delivery to the Investor of the Shares registered in the name of the Investor, which Shares shall be uncertificated shares.

1.3                               Registrable Equity Securities.  For the avoidance of doubt, the Company and the Investor hereby agree that the Shares shall be considered Registrable Equity Securities (as such term is defined in that certain Amended and Restated Stockholders Agreement, dated as of November 18, 2020, by and among the Company, the Investor and the other parties thereto

(the “Stockholders Agreement”)) for any purpose under the Stockholders Agreement or a successor agreement providing for registration rights.

2.                                      Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to the Investor that as of the date hereof and as of the date of the Closing:

2.1                               Organization, Good Standing and Qualification.

(a)                                 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b)                                 The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or in good standing, except where the failure to so qualify or be in good standing would not be material and adverse to the Company.

2.2                               Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3                               Valid Issuance of Common Stock.  The Shares being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of liens, encumbrances and restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws or as contemplated hereby.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (a) a filing, if any, required pursuant to Regulation D promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act (as defined below), (b) the filings required by applicable state “blue sky” securities laws, rules and regulations or (c) such other post-closing filings as may be required.

2.4                               Compliance with Other Instruments.

(a)                                 The Company is not in violation or default of any provision of its Amended and Restated Certificate of Incorporation, as amended, or By-laws, as amended.

(b)                                 Except as would not be material to the Company, the Company is not in violation or default in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, will not result in any material violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

2.5                               Description of Capital Stock.  As of the date of the Closing, the statements set forth in the Pricing Prospectus (as defined in the Underwriting Agreement) and Prospectus (as defined in the Underwriting Agreement) under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Company’s capital stock, are accurate, complete and fair in all material respects.  As of March 31, 2021, the authorized capital stock of the Company consists of: (i) 700,000,000 authorized shares of Common Stock, of which 125,255,514 are issued and outstanding, (ii) 61,006,432 authorized shares of Class A Preferred Stock, of which 61,006,432 are issued and outstanding and all of which will automatically convert into 20,335,473 shares of Common Stock following the Qualified IPO, (iii) 17,857,962 shares of Common Stock reserved for future award grants under the Company’s equity plan, (iv) 14,849,382 outstanding stock options and (v) 1,750,628 restricted stock units.

2.6                               Registration Statement.  The Registration Statement as presently filed with the SEC, and any amendment thereto, including any information deemed to be included therein pursuant to the rules and regulations of the SEC promulgated under the Securities Act of 1933, as amended (the “Securities Act”), complied (or, in the case of amendments filed after the date of this Agreement, will comply) as of its filing date in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and did not (or, in the case of amendments filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date it is declared effective by the SEC, the Registration Statement, as so amended, and any related registration statements, will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Any preliminary prospectus included in the Registration Statement or any amendment thereto, any free writing prospectus related to the Registration Statement and any final prospectus related to the Registration Statement filed pursuant to Rule 424 promulgated under the Securities Act, in each case as of its date, will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.7                               Brokers or Finders.  The Company has not engaged any brokers, finders or agents such that the Investor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions, or any similar charges in connection with the sale of the Shares contemplated by this Agreement.

2.8                               Private Placement.  Assuming the accuracy of the representations, warranties and covenants of the Investor set forth in Section 3 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor under this Agreement, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would require such a registration.

3.                                      Representations, Warranties and Covenants of the Investor.  The Investor hereby represents and warrants that, as of the date hereof and as of the date of the Closing:

3.1                               Organization, Good Standing and Qualification.  The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (to the extent the concept of good standing is applicable in the relevant jurisdiction).

3.2                               Authorization.  The Investor has full power and authority to enter into this Agreement, and this Agreement constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3                               Purchase Entirely for Own Account.  By the Investor’s execution of this Agreement, the Investor hereby confirms, that the Shares to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws.  By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.4                               Disclosure of Information.  The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.  The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.5                               Investment Experience.  The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the

Shares.  The Investor also represents that it has not been organized for the purpose of acquiring the Shares.

3.6                               Accredited Investor.  The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, as presently in effect.

3.7                               Brokers or Finders.  The Investor has not engaged any brokers, finders or agents such that the Company will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions, or any similar charges in connection with the sale of the Shares contemplated by this Agreement.

3.8                               Sufficiency of Funds.  The Investor has sufficient cash on hand, access to committed capital or other sources of available funds to enable it to make payment of the purchase price for the Shares and consummate the transactions contemplated by this Agreement.

3.9                               Restricted Securities.  The Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.

3.10                        Legends.  The Investor understands that the Shares may bear one or all of the following legends:

(a)                                 “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS.  THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM).  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(b)                                 “THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A RESTRICTION ON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE.  AS A RESULT OF SUCH AGREEMENT, THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF A REGISTRATION STATEMENT FILED BY THE COMPANY FOR ITS INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF.  SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.”

(c)                                  Any legend required by applicable state “blue sky” securities laws, rules and regulations.

3.11                        Market Stand-Off Agreement; Lock-Up Agreement.  The Investor hereby agrees that it shall not, to the extent requested by the Company and the Underwriters, sell or otherwise transfer or dispose of the Shares, other than to donees, partners or Affiliates (as defined below) of the Investor who agree to be similarly bound, for up to 180 days following the effective date of the Qualified IPO (the “Lock-Up Period”).

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the book-entry accounts representing the Shares and to impose stop transfer instructions with respect to the Shares until the end of such period.  The provisions of this Section 3.11 shall not apply to shares acquired in market purchases following the Qualified IPO.  In addition, the Investor hereby confirms that it has executed and delivered to the Underwriters a lock-up agreement in the form attached hereto as Exhibit A (the “Lock-Up Agreement”).  The Lock-Up Agreement has been in full force and effect since the first public filing of the registration statement related to the Qualified IPO.  For purposes of this Agreement, the term “Affiliates” means any individual or entity that directly or indirectly controls, is controlled by, or is under common control with the individual or entity in question.

3.12                        Removal of Restrictive Legends.  Following the expiration of the Lock-Up Period, in the event that the Shares become registered under the Securities Act or are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall (x) instruct the Company’s transfer agent to issue new uncertificated (book-entry) instruments representing the Shares, which shall not contain such portion of the above legend that is no longer applicable, (y) take all actions with the Company’s transfer agent reasonably requested by the Investor to permit such un-legended Shares to be deposited into the account specified by the Investor to the Company in writing, and (z) instruct the Company’s transfer agent to cause such Shares to be assigned the same CUSIP as the shares of Common Stock that are then traded on the principal stock exchange on which the shares of Common Stock are then listed; provided that, (1) the Investor surrenders to the Company the previously issued uncertificated (book-entry) instruments representing the Shares and (2) the Investor delivers a customary representation letter to the extent requested by the Company’s transfer agent.

4.                                      Conditions of the Investor’s Obligations at Closing.  The obligations of the Investor under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

4.1                               Representations and Warranties.  The representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects on and as of the Closing, except for representations that are provided as of a particular date, which shall be true and correct as of such dates.

4.2                               Public Offering Shares.  The Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Investor hereunder, the Firm Shares (as defined in the Underwriting Agreement) pursuant to the Registration Statement and Underwriting Agreement.

4.3                               Absence of Injunctions, Decrees, Etc.  During the period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

5.                                      Conditions of the Company’s Obligations at Closing.  The obligations of the Company under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

5.1                               Representations, Warranties and Covenants.  The representations, warranties and covenants of the Investor contained in Section 3 shall be true and correct in all material respects on and as of the Closing.

5.2                               Lock-Up Agreement.  The Investor shall have delivered to the Underwriters a duly executed Lock-Up Agreement pursuant to Section 3.11 of this Agreement.

5.3                               Closing of the IPO.  The Qualified IPO shall have closed.

5.4                               Absence of Injunctions, Decrees, Etc.  During the period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

6.                                      Termination.  This Agreement shall terminate (i) at any time upon the written consent of the Company and the Investor, (ii) upon the withdrawal by the Company of the Registration Statement, or (iii) on July 1, 2021 if the Closing has not occurred.

7.                                      Miscellaneous.

7.1                               Publicity.  No party shall issue any press release or make any other public announcement, including any website posting or social media post, that includes the name or any logo or brand name of any party, or discloses the terms of this Agreement or the fact that the Investor has made or proposes to make an investment in the Company, except that this Agreement shall be filed in connection with, and described in, the Registration Statement and otherwise as may be required by law or with the prior written consent of the other party.  Each party will provide reasonable advance notice to the other parties prior to making any disclosure of this Agreement or the terms hereof in any filings made with the SEC, and will provide the other party with reasonable opportunity to review and comment on such proposed disclosures.

7.2                               Survival of Warranties.  The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

7.3                               Successors and Assigns.  This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the

Investor without the prior written consent of the Company; provided, however, the Shares and the rights, duties and obligations of the Investor hereunder may be assigned to an Affiliate of the Investor without the prior written consent of the Company but any such assignment shall not relieve the Investor of its duties and obligations hereunder.  Any attempt by the Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in a manner that is not permitted by the foregoing sentence to be made without such permission shall be void.  Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.4                               Governing Law.  This Agreement shall be governed in all respects by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

7.5                               Waiver of Trial by Jury.  EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.5.

7.6                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

7.7                               Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a)                                 if to the Investor, to the Investor’s address or electronic mail address as shown on the Investor’s signature page to this Agreement, with a copy (which shall not constitute notice) to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP,

1250 Broadway, 23rd Floor, New York, NY 10001, Attention: Steven Baglio (sbaglio@gunder.com).

(b)                                 if to the Company, to DoubleVerify Holdings, Inc., 233 Spring Street, New York, NY 10013, Attention: Andy Grimmig (andy.grimmig@doubleverify.com), or at such other current address or electronic mail address as the Company shall have furnished to the Investor, with a copy (which shall not constitute notice) to Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022, Attention: Morgan J. Hayes (mjhayes@debevoise.com).

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.  In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

7.8                               Brokers or Finders.  The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 2.7, and the Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.7.

7.9                               Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

7.10                        Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Agreement shall be enforceable in accordance with its terms.

7.11                        Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties.  No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.12                        Specific Performance.  The parties to this Agreement hereby acknowledge and agree that the Company would be irreparably injured by a breach of this Agreement by the Investor, and the Investor would be irreparably injured by a breach of this Agreement by the Company, and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the aggrieved party in the event that this agreement is breached.  Therefore, each of the parties to this Agreement agree to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the aggrieved party as a remedy for any such breach, without proof of actual damages, and the parties to this Agreement further waive any requirement for the securing or posting of any bond in connection with any such remedy.  Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the aggrieved party.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

COMPANY:

By:	/s/ Andy Grimmig
Name: Andy Grimmig
Title: Chief Legal Officer

Address: 233 Spring Street,
New York, New York 10013

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTOR:

TIGER GLOBAL INVESTMENTS, L.P.

By: Tiger Global Performance, LLC,
its general partner

By:	/s/ Steven Boyd
Name: Steven Boyd
Title: General Counsel

Address: c/o Tiger Global Management LLC
9 West 57th Street, 35th Floor
New York, New York 10019
Attention: General Counsel
Email: sboyd@tigerglobal.com

[Signature Page to Common Stock Purchase Agreement]

Exhibit A

Form of Lock-Up Agreement

FORM OF LOCK-UP AGREEMENT

DoubleVerify Holdings, Inc.

Lock-Up Agreement

[•], 2021

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As representatives of the several Underwriters

named in Schedule I thereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY  10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY  10179

Re:  DoubleVerify Holdings, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I thereto (collectively, the “Underwriters”), with DoubleVerify Holdings, Inc., a Delaware corporation (the “Company”) and the stockholders of the Company named in Schedule II to the Underwriting Agreement, providing for a public offering (the “Offering”) of shares of common stock, par value $0.001 per share, of the Company (“Common Stock,” and such shares, the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this lock-up agreement (this “Lock-Up Agreement”) and continuing to and including the date 180 days after the date (the “Offering Date”) set forth on the final prospectus (the “Prospectus”) used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, if the undersigned is an officer (as defined under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a lock-up agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer (as defined under the rules and regulations of FINRA) or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s shares of Common Stock of the Company:

(1)   as a bona fide gift or gifts or for bona fide estate planning purposes; provided that each donee agrees to be bound in writing by the restrictions set forth herein; and provided further that no filing under Section 16(a) of the Exchange Act reporting such transfer of the undersigned’s shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs);

(2)   to any person related to the undersigned by blood, marriage, domestic partnership or adoption, not more remote than first cousin (any such person, an “immediate family member”) or to any trust for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust (including such beneficiary’s estate) of the undersigned; provided that the transferee agrees to be bound in writing by the restrictions set forth herein; provided further that any such transfer shall not involve a disposition for value; and provided further that no filing under Section 16(a) of the Exchange Act reporting such transfer of the undersigned’s shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs);

(3)   upon death or by will, testamentary document or intestate succession; provided that the transferee agrees to be bound in writing by the restrictions set forth herein; provided further that any such transfer shall not involve a disposition for value; and provided further that no filing under Section 16(a) of the Exchange Act reporting such transfer of the undersigned’s shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs);

(4)   in connection with a sale of the undersigned’s shares of Common Stock acquired (A) from the Underwriters in the Offering or (B) in open market transactions after the Offering Date; provided that this paragraph (4) shall not apply if the undersigned is an officer (as defined under the rules and regulations of FINRA) or director of the Company;

(5)   in connection with the disposition of shares of Common Stock to the Company, or the withholding of shares of Common Stock by the Company, in connection with the exercise of options, including “net” or “cashless” exercises, or the vesting or settlement of restricted stock units or other rights to purchase shares of Common Stock, for the payment of tax withholdings or remittance payments due as a result of the exercise of any such options or vesting or settlement of such restricted stock units or other rights to purchase shares of Common Stock, in all such cases, pursuant to equity awards granted under an equity incentive plan described in the Prospectus; provided that any filing under Section 16(a) of the Exchange Act or any other public filing or disclosure of such transfer by or on behalf of the undersigned, shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; and provided further that any shares of Common Stock received upon the exercise or settlement of the option, restricted stock units or other equity awards shall be subject to this Lock-Up Agreement;

(6)   if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended) of the undersigned, (B) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or (C) as part of a distribution, transfer or disposition by the undersigned to its stockholders, limited partners, general partners, limited liability company members or other equityholders or to the estate of any such stockholders, limited partners, general partners, limited liability company members or equityholders; provided that it shall be a condition to such transfer that the transferee or distributee agrees to be bound in writing by the restrictions set forth herein; provided further that no filing under Section 16(a) of the Exchange Act reporting such transfer of the undersigned’s shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs);

(7)   by operation of law, such as pursuant to a qualified domestic relations order or in connection with a divorce settlement; provided that the transferee agrees to be bound in writing by the restrictions set forth herein; provided further that any filings under Section 16(a) of the Exchange Act, or any other public filing or disclosure of such transfer by or on behalf of the undersigned, shall clearly indicate in the footnotes thereto that such transfer was by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement;

(8)   to the Company, in connection with the repurchase of shares of Common Stock issued pursuant to equity awards granted under an equity incentive plan, which plan is described in the Prospectus, or pursuant to the agreements pursuant to which such shares were issued, as described in the Prospectus, in each case, upon termination of the undersigned’s relationship with the Company; provided that any filings under Section 16(a) of the Exchange Act, or any other public filing or disclosure of such transfer by or on behalf of the undersigned, shall clearly indicate in the footnotes thereto that such transfer was to the Company in connection with the repurchase of shares of Common Stock;

(9)   pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s Common Stock and approved by the board of directors of the Company, and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of total voting power of the voting stock of the Company or the surviving entity (a “Change of Control Transaction”); provided that in the event that the Change of Control Transaction is not completed, the undersigned’s shares shall remain subject to the provisions of this Lock-Up Agreement;

(10) with the prior written consent of the Representatives on behalf of the Underwriters;

(11) in connection with the receipt by the undersigned of shares of Common Stock in connection with the conversion of the outstanding Series A preferred stock of the Company into shares of Common Stock, or upon any reclassification of the Common Stock; provided that any such shares of Common Stock received upon such conversion or reclassification will continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement; and

(12) if the undersigned is a corporation, in connection with the corporation’s transfer of the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided that it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement; and provided further that any such transfer shall not involve a disposition for value; and

(b) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of securities of the undersigned, if then permitted by the Company, provided that the securities subject to the plan may not be sold during the Lock-Up Period (except to the extent otherwise allowed pursuant to clause (a) above).

The undersigned now has, and except as contemplated by clause (a) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Common Stock of the Company, free and clear of all liens, encumbrances and claims whatsoever.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock of the Company except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all obligations hereunder upon the earliest to occur, if any, of: (i) the Company notifies the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the Company files an application with the SEC to withdraw the registration statement related to the Offering, (iii) the Underwriting Agreement is executed but is then terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder, or (iv) the Underwriting Agreement does not become effective by July 1, 2021 (provided, that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to an additional 90 days).

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this Lock-Up Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
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